NASB Financial, Inc.

                      NEWS RELEASE

Contact:  Rhonda Nyhus
          NASB Financial, Inc.
          12498 South 71 Highway
          Grandview, MO  64030
          Phone (816) 765-2200


FOR IMMEDIATE RELEASE:

     Grandview, Missouri (May 8, 2006) - NASB Financial, Inc. (NASDAQ: NASB) announced today that on May 5, 2006, the Audit Committee of the Board of Directors of NASB Financial, Inc. (the "Company"), upon the recommendation of management, concluded to amend the Company's 2005 Annual Report on Form 10-K and its Form 10-Q for the quarter ended December 31, 2005, to restate the financial statements contained therein to appropriately reflect certain information in conformity with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows" ("SFAS 95"). As a result, the Audit Committee concluded that the Company's previously issued financial statements for the three years ended September 30, 2005, the independent registered public accountant's report thereon, and the financial statements for the quarters ended December 31, 2005 and 2004, should no longer be relied upon. The change in presentation has no effect on the Company's previously reported net income, earnings per share, stockholders' equity, or assets.

     The Company has historically classified principal repayments of its loans held for sale in the investing section of the statement of cash flows. The SEC has taken exception with this treatment, and informed the Company that principal repayments of loans held for sale should be classified in the operating section of the statement of cash flows in accordance with guidance under SFAS 95. Additionally, as a result of researching this classification issue, management discovered an error in its calculation of originations and principal repayments of loans held for sale reported in the statement of cash flows. A summary of the significant effects of the restatement of the Company's consolidated statement of cash flows for fiscal years ended September 30, 2005, 2004, and 2003 are as follows:
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                                         Year ended September 30,
                                    -----------------------------------
                                       2005         2004         2003
                                    -----------------------------------
                                               (in thousands)
Net cash flow from operating
  activities, as previously
  reported                         $  (37,404)     (37,088)    194,758
Reclassification of principal
  repayments of loans receivable
  held for sale                        35,468       31,834      16,962
Correction of origination and
  principal repayments of loans
  receivable held for sale            (18,998)     (50,594)   (251,987)
                                      --------     --------    --------
Reported net cash from
  operating activities             $  (20,934)     (55,848)    (40,267)
                                      ========     ========    ========

Net cash flow from investing
  activities, as previously
  reported                         $ (112,655)    (204,966)   (187,255)
Reclassification of principal
  repayments of loans receivable
  held for sale                       (35,468)     (31,834)    (16,962)
Correction of origination and
  principal repayments of loans
  receivable held for sale             18,998       50,594     251,987
                                      --------     --------    --------
Reported net cash from
  investing activities             $ (129,125)    (186,206)     47,770
                                      ========     ========    ========

     As a result of these matters, management is currently evaluating the impact of this restatement on its internal controls and expects that it will conclude that it has a material weakness in its internal control over financial reporting related to the process for the preparation and review of the consolidated statement of cash flows. Such conclusion would require management to revise its report on internal control over financial reporting that is included in the Form 10-K. In addition, management expects that it will conclude that its disclosure controls and procedures and its internal control over financial reporting were not effective as of September 30, 2005. Management will disclose its conclusion in the amended annual report for the year ended September 30, 2005.

      The Company intends to amend, as soon as practicable, the 2005 Annual Report on Form 10-K and the Form 10-Q for the quarter ended December 31, 2005, to appropriately reflect the aforementioned reclassifications of principal repayments and originations of loans held for sale. The Form 10-Q for the quarter ended March 31, 2006, which will be filed on or about May 10, 2006, will reflect such reclassifications within the Company's consolidated statements of cash flows for the six month periods ended March 31, 2006 and 2005.

     NASB Financial, Inc. is a unitary thrift holding company for North American Savings Bank, F.S.B. ("North American" or the "Bank"). North American operates five offices in greater Kansas City, Missouri and others in Harrisonville, St. Joseph, and Excelsior Springs, Missouri. The Bank also has loan origination offices in Lee's Summit, Springfield and St. Louis, Missouri as well as Overland Park, and Leawood, Kansas.

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